Exhibit 21

SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 22, 2000

                                                                 JURISDICTION OF
SUBSIDIARIES                                                       ORGANIZATION
------------                                                       ------------
Scholastic Inc.                                                    New York
    Scholastic Book Clubs, Inc.                                    Missouri
    Scholastic Entertainment Inc.                                  New York
        SE Distribution Inc.                                       Delaware
    Scholastic Book Services, Inc.                                 Delaware
    Scholastic UK Group Ltd.                                       Delaware
          Scholastic Ltd.                                          England
              School Book Fairs Ltd.                               England
              Scholastic Book Clubs Ltd.                           England
              Red House Books Ltd.                                 England
              Scholastic Educational Magazines Ltd.                England
              Scholastic Ireland Ltd.                              Ireland
    Weston Woods Studios, Inc.                                     Delaware
        Georgetown Studios, Inc.                                   Connecticut
        Children's Music Library, Inc.                             New York
    Lectorum Publications, Inc.                                    New York
    The Electronic Bookshelf, Inc.                                 Indiana
    Quality Education Data, Inc.                                   Delaware
    The Scholastic Store, Inc.                                     New York
    Scholastic Australia Pty. Ltd.                                 Australia
            Bookshelf Publishing Australia Pty. Ltd.               Australia
            Troll School Book Clubs and Fairs Australia Pty. Ltd.  Australia
            Scholastic Australia Superannuation Pty. Ltd.          Australia
            Scholastic Executive Superannuation Pty. Ltd.          Australia
            Oldmeadow Booksellers (Aust.) Pty. Ltd.                Australia
    Scholastic Canada Ltd.                                         Canada
            Scholastic Productions Canada Ltd.                     Canada
            Scholastic Bookfairs Canada Inc.                       Canada
    Scholastic Hong Kong Limited                                   Hong Kong
    Scholastic India Private Limited                               India
    Scholastic Mexico S.A. de C.V.                                 Mexico
    Scholastic New Zealand Ltd.                                    New Zealand
    Scholastic Argentina S.A.                                      Argentina
    Grolier Incorporated                                           Delaware
          Grolier Enterprises Inc.                                 Delaware
          Grolier Interactive Inc.                                 Delaware
          Grolier Publishing Co., Inc.                             Delaware
          Grolier Reading Programs Inc.                            Delaware
          Grolier Telemarketing, Inc.                              Delaware
          Grolier (New York) Incorporated                          Delaware
          Orchard Books, Inc.                                      New York
          Publishers World Trade Corporation                       Delaware
          Federated Credit Corp.                                   Delaware
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    SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 22, 2000 (CONTINUED)

                                                                JURISDICTION OF
SUBSIDIARIES                                                      ORGANIZATION
------------                                                      ------------
          Grolier International, Inc.                                Delaware
                Grolier Direct Marketing Pty. Ltd.                   Australia
                Grolier International Finance Inc.
                  (Philippines) (60% owned)                          Philippines
                Grolier International Private Limited (India)        India
                Grolier (Malaysia) SDN BHD (40% owned)               Malaysia
           Grolier Overseas Incorporated                             Delaware
                Grolier Limited (Canada)                             Canada
                Caribe Grolier, Inc.                                 Puerto Rico
                Grolier Limited (U.K.)                               England
                Grolier Credit Services (U.K.) Limited               England